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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-95704, No. 33-79960, and No. 333-41639 of Department 56, Inc. and
subsidiaries on Form S-8 of our report dated March 17, 2000, appearing in this Annual Report on Form 10-K of Department 56, Inc. and subsidiaries for the year ended January 1, 2000.

Deloitte & Touche LLP

Minneapolis, Minnesota
March 31, 2000